Exhibit 5.1

780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 Tel 414-273-3500 Fax 414-273-5198 www.GKLAW.COM

March 9, 2012

School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin  54942

RE:  Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to School Specialty, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about March 9, 2012 relating to the issuance by you of up to 75,000 shares of the Company’s common stock (the “Shares”) issuable pursuant to the Stock Option Agreement dated January 12, 2012 between the Company and Michael P. Lavelle (the “Inducement Option Agreement”).

We have examined:  (1) the Registration Statement, (2) the Company’s Articles of Incorporation and Amended and Restated By-Laws, each as amended to date, (3) certain resolutions of the Company’s Board of Directors, (4) the Inducement Option Agreement, and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Inducement Option Agreement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of said Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.